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EXHIBIT 99.1

500 Linden Oaks
Rochester, New York 14625

CONTACT:           Company Contact:
Molly Henderson
Chief Business and Financial Officer
500 Linden Oaks
Rochester, New York 14625
(585)249.6231

VirtualScopics Reports Record Revenues and Gross Profit in the First Quarter
1st quarter revenues grow by 31% and gross profit increases 85%

ROCHESTER, NY – May 5, 2009 – VirtualScopics, Inc. (NASDAQ:  VSCP), a leading provider of quantitative imaging for clinical trials, announced today that revenues for the first quarter of 2009 were over $2.1 million, a 31% increase over prior year’s first quarter. The gross profit for the first quarter of 2009 was $1,119,786 compared to $604,119 in the first quarter of 2008, representing an 85% increase. Gross margin increased to 52%, in the first quarter ended March 31, 2009 compared to 37% in the first quarter of 2008, a 41% improvement. The Company’s operating loss for the quarter ended March 31, 2009 was reduced by $591,243, or 62%, to $360,412 compared to a loss of $951,655 in the prior year’s comparable period. Additionally, recent accounting pronouncements require the Company to reflect the changes in fair value of certain outstanding warrants. As a result, a non-cash, marked to market adjustment of $397,409 was recorded in the first quarter of 2009. Subsequent changes in fair values will be similarly reflected and included in the net income or loss for the reported period.

“The first quarter was extremely strong for VirtualScopics,” stated Jeff Markin, president and chief executive officer of VirtualScopics. “We are especially encouraged in today’s challenging economic environment that we have delivered greater than 80% growth in our project balance and 30% growth in revenue so far in 2009.” He added, “Operationally we are seeing the benefits of this growth, along with our focus on systems and processes, which has yielded a 52% gross margin in the first quarter.” He concluded, “Our first quarter top line and bottom line performance continues to demonstrate the increasing value we are providing to our customers and stockholders.”

“The first quarter of 2009 represents the first quarter in the company’s history where we generated cash from our operations1,” said Molly Henderson, chief business and financial officer of VirtualScopics, Inc. She continued, “During the first quarter, the number of projects we performed services for increased 46% compared to the first quarter of 2008. Additionally, over 55% of our project work was in Phase II/III studies during the first quarter, compared to 27% a year ago. This greater demand, along with our processes that were built to efficiently scale the business, has allowed us to deliver solid results to start the year.”  She concluded, “We are very pleased with our financial performance for the first quarter and remain confident in our revenue guidance for 2009.”

1 Cash from operations = operating loss plus non-cash items (depreciation, amortization and stock compensation expense)

Jeff Markin and Molly Henderson will provide a business update and discuss these results during the conference call on Wednesday, May 6, 2009 at 11:00 a.m. EDT. Interested participants should call 877-407-8031 when calling within the United States or 201-689-8031 when calling internationally.  There will be a playback available until June 7, 2009. To listen to the playback, please call 877-660-6853 when calling within the United States or 201-612-7415 when calling internationally. For the replay, please use account number: 286, conference ID number: 320761.

About VirtualScopics, Inc.
VirtualScopics, Inc. is a leading provider of imaging solutions to accelerate drug and medical device development.  VirtualScopics has developed a robust software platform for analysis and modeling of both structural and functional medical images.  In combination with VirtualScopics’ industry-leading experience and expertise in advanced imaging biomarker measurement, this platform provides a uniquely clear window into the biological activity of drugs and devices in clinical trial patients, allowing sponsors to make better decisions faster.  For more information about VirtualScopics, visit www.virtualscopics.com.

Forward-Looking Statements
The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the expected benefits of the Company’s investment in infrastructure and new customer contract signings and awards and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. These include without limitation: the risk of cancellation or delay of customer contracts or specifically as it relates to contract awards, the risk that they may not get signed.  Other risks include the company’s dependence on its largest customers and risks of contract performance, protection of our intellectual property and the risks of infringement of the intellectual property rights of others. All forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to update such forward-looking statements.

-Financial tables to follow-

VirtualScopics, Inc. and Subsidiary
Condensed Consolidated Statements of Operations
(unaudited)

	For the Three Months Ended March 31,
	2009	2008

Revenues	$2,134,370	$1,634,103
Cost of services	1,014,584	1,029,984
Gross profit	1,119,786	604,119
Gross margin	52%	37%

Operating expenses
Research and development	235,555	251,829
Sales and marketing	282,454	288,874
General and administrative	559,347	494,441
Stock-based compensation expense	285,332	403,063
Depreciation and amortization	117,510	117,567
Total operating expenses	1,480,198	1,555,774
Operating loss	(360,412)	(951,655)

Other income (expense)
Interest income	3,193	28,725
Other expense	(1,485)	(1,583)
Loss on derivative financial instruments	(397,409)	-
Total other income	(395,701)	27,142
Net Loss	(756,113)	(924,513)

Series B preferred stock cash dividend	84,520	85,240
Net loss attributable to common stockholders	$(840,633)	$(1,009,753)

Basic and diluted net loss per common share	$(0.04)	$(0.04)

Weighted average number of common shares outstanding
basic and diluted	23,533,785	23,246,067

VirtualScopics, Inc. and Subsidiary
Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2009	2008
Assets	(unaudited)

Current assets
Cash and cash equivalents	$3,137,405	$3,143,904
Accounts receivable	1,189,828	1,021,110
Prepaid expenses and other current assets	306,792	263,297
Total current assets	4,634,025	4,428,311
Patents, net	1,898,431	1,920,446
Property and equipment, net	368,079	355,479
Other assets	125,905	156,788
Total assets	$7,026,440	$6,861,024

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable and accrued expenses	$691,412	$659,009
Accrued payroll	310,104	554,425
Unearned revenue	740,557	291,594
Derivative liability	820,317	-
Total current liabilities	2,562,390	1,505,028

Stockholders' Equity
Convertible preferred stock, $0.001 par value; 15,000,000 shares authorized;
8,400 shares designated Series A; issued and outstanding: 3,816 at March 31, 2009, 3,976 at December 31, 2008; liquidation preference $1,000 per share	4	4
6,000 shares designated Series B; issued and outstanding: 4,226 at March 31, 2009 and December 31, 2008; liquidation preference $1,000 per share	4	4
Common Stock, $0.001 par value; 85,000,000 shares authorized; issued and outstanding, 23,723,342 at March 31, 2009 and 23,502,352 at December 31, 2008	23,724	23,503
Additional paid-in capital	13,694,405	16,546,550
Accumulated deficit	(9,254,087)	(11,214,065)
Total stockholders' equity	4,464,050	5,355,996
Total liabilities and stockholders' equity	$7,026,440	$6,861,024